UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __ )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

eXp World Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

eXp World Holdings, Inc. (“eXp” or the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on March 9, 2026 in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, April 24, 2026, at 12:00 p.m. Eastern Time. The following contains various communications related to the Proxy Statement and Annual Meeting, including investor communications related to the solicitation efforts in connection with the Company’s management proposal to redomesticate from Delaware to Texas (the “Texas Redomestication”).

Starting on April 22, 2026, eXp provided the below in communications to investors.

●	In the Company’s view, opting into the 3% derivative standing threshold does not eliminate meaningful avenues for board accountability. Shareholders with legitimate, well-founded claims can aggregate their holdings to meet the threshold. The provision is targeting nuisance or opportunistic litigation rather than insulating directors or management from meritorious claims.

Important Additional Information Regarding Proxy Solicitation

The Proxy Statement contains important information about the matters to be voted on at the 2026 Annual Meeting of Stockholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EXP AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS. Investors and stockholders will be able to obtain a copy of the Proxy Statement and other relevant documents filed by eXp free of charge from the SEC’s website, www.sec.gov. eXp’s stockholders will also be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to eXp World Holdings, Inc. Investor Relations, 2219 Rimland Dr., Suite 301, Bellingham, WA 98226 or at investors@expworldholdings.com.

Forward-Looking Statements

Statements related to the benefits and effects of the Texas Redomestication and other statements of future events or conditions following the Texas Redomestication are forward-looking statements. Actual future results or events, including, without limitation, future litigation, expectations related to the Texas business environment and Texas courts, potential benefits, implications, risks, costs, tax effects, costs savings or other related implications associated with the Texas Redomestication, the Company’s future financial position, growth opportunities and trends in the markets in which the Company operations, and prospects, plans and objectives of management and the Board, could differ materially due to a number of factors. These factors include, without limitation, legislative, regulatory, or judicial developments; unexpected costs, fees and expenses related to the Texas Redomestication; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Texas Redomestication; unanticipated responses to the Texas Redomestication from customers, suppliers, other stakeholders and others with whom the Company does business; any inability to consummate the Texas Redomestication within the anticipated time period, or at all, due to any reason, including the failure to obtain the necessary stockholder or regulatory approvals; and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, the Proxy Statement filed with the SEC on March 9, 2026, and as otherwise described or updated from time to time in eXp’s other filings with the SEC.